     As filed with the Securities and Exchange Commission on July 22, 1997
                             Registration No.   -

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM 8-A

                          FOR REGISTRATION OF CERTAIN
                        CLASSES OF SECURITIES PURSUANT
                       TO SECTION 12(b) OR 12(g) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934
                   ________________________________________

                         CORSAIR COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                        77-0390406
      ----------------                                 ----------------
   (State of incorporation                             (I.R.S. Employer
      or organization)                                Identification No.)


                             3408 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
              (Address of Principal Executive Office) (Zip Code)

If this form relates to the registration of a class      If this form relates to the registration of a class
 of debt securities and is effective upon filing         of debt securities and is to become effective
 pursuant to General Instruction A(c)(1) please          simultaneously with the effectiveness of a
 check the following box. [ ]                            concurrent registration statement under the
                                                         Securities Act of 1933 pursuant to General
                                                         Instruction A(c)(2) please check the following
                                                         box. [ ]



Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

           Not Applicable                             Not Applicable



Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
--------------------------------------------------------------------------------
                               (Title of class)


--------------------------------------------------------------------------------
                               (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          See "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (Registration No. 333-28519) filed with the Securities and Exchange Commission (the "Commission") on June 4, 1997 and any amendments to the Registration Statement made prior to the effective date (collectively, the "Registration Statement"), each of which is hereby incorporated herein by reference. The form of Prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.  EXHIBITS.*

          1. Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement.

          2. Form of Amended and Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering, filed as Exhibit 3.2 to the Company's Registration Statement.

          3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

          4. Form of Restated Bylaws of the Company to be effective upon completion of the Offering, filed as Exhibit 3.4 to the Company's Registration Statement.

          5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.

      * Pursuant to Instruction II, each exhibit listed in this Item 2 is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with The Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed in this Item 2 was previously filed with the Commission as an exhibit to the Registration Statement.

                                       2.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CORSAIR COMMUNICATIONS, INC.


Date:  July 22, 1997                By: /s/ Mary Ann Byrnes
                                       ---------------------------------------
                                         Mary Ann Byrnes,
                                         President and Chief Executive Officer

                                       3.
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                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number      Exhibit*
-------     -------

  1. Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement.

  2. Form of Amended and Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering, filed as Exhibit 3.2 to the Company's Registration Statement.

  3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

  4. Form of Restated Bylaws of the Company to be effective upon completion of the Offering, filed as Exhibit 3.4 to the Company's Registration Statement.

  5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.


* Pursuant to Instruction II, each exhibit listed above is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with The Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed above was previously filed with the Commission as an exhibit to the Registration Statement.